Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports Third Quarter 2014 Results

Company Continues Profitability, Reports $0.06 EPS

Bellevue, WA – November 13, 2014 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems, today announced financial results for the third quarter and nine months ended September 30, 2014. Total revenue for the quarter was $24.5 million, up 6% compared to the second quarter of 2014 and up 4% year-over-year. Total revenue for the nine months was $70.3 million, up 6% from the same period in 2013. Net income for the quarter was $691,000, or $0.06 per share, compared to net income of $651,000, or $0.06 per share, in the second quarter of 2014 and a net loss of $3.6 million, or $0.32 per share, in the year-ago quarter. Net income for the nine months was $949,000, or $0.08 per share, compared to a net loss of $5.2 million, or $0.47 per share, for the same period in 2013. Adjusted EBITDAS for the quarter was $1.1 million, which was the same result for the second quarter of 2014 and an increase of $2.1 million compared to negative $1.0 million in the year-ago quarter. Adjusted EBITDAS for the nine months was $2.4 million compared to negative $1.8 million for the same period in 2013. Cash and investments at September 30, 2014 were $25.5 million, up $1.1 million from June 30, 2014.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended			Nine Months Ended
	9/30/2014	6/30/2014	9/30/2013	9/30/2014	9/30/2013
Revenue:
Third-party Software	$19,217	$16,965	$18,004	$53,877	$49,749
Engineering Services	4,767	5,642	5,116	14,690	14,461
Proprietary Software	551	448	452	1,754	2,069
Total Revenue	24,535	23,055	23,572	70,321	66,279
Total Gross Profit	3,963	4,265	3,369	11,763	10,509
Gross Margins:
Third-party Software	14%	13%	13%	13%	15%
Engineering Services	20%	31%	17%	23%	12%
Proprietary Software	74%	58%	42%	72%	68%
Total Gross Margin	16%	18%	14%	17%	16%
Total Operating Expenses	3,240	3,595	4,764	10,567	13,637
Net Income (Loss)	$691	$651	$(3,567)	$949	$(5,234)
Per Share-Diluted	$0.06	$0.06	$(0.32)	$0.08	$(0.47)
Adjusted EBITDAS*	$1,105	$1,051	$(994)	$2,366	$(1,816)
Cash and Investments EoQ**	$25,471	$24,381	$21,539	$25,471	$21,539

Notes:

*Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

**Cash and Investments EoQ includes both short and long-term amounts (long-term at 9/30/14 = $250,000).

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

CEO Commentary

Jerry Chase, President and CEO of Bsquare, commented, “Third quarter performance showed continued, steady operational improvements. We reported sequential and year-over-year revenue growth, we achieved sequential GAAP profitability and a $4.3 million year over year increase in net income. As previously stated, 2014 is a building year for our DataV Internet of Things initiative with initial revenue not expected until 2015. We currently expect that Q4 will also be GAAP profitable.”

Financial Commentary on Third Quarter Results (Comparison to Second Quarter Results)

—	The increase in third-party software revenue of $2.3 million, or 13%, was primarily driven by sales of Microsoft Windows Mobile operating systems;
—

The decrease in engineering services revenue, down $875,000 or 16%, was due primarily to recognition of revenue in the prior quarter from one of two large hand-held terminal projects completed in Japan;

—

The increase in third-party software margin, up 8% or 1 percentage point, was driven by a heavier concentration of sales of Microsoft Windows Mobile operating systems which is a higher margin product line;

—

The decrease in engineering services margin, down 35% or 11 percentage points, was due to the impact of the aforementioned project completed in Japan as well as a decrease in utilization and realized rate per hour;

—	The increase in proprietary software margin, up 28% or 16 percentage points, was driven by the increase in revenue on a relatively fixed cost of sales;
—	The decrease in operating expenses, down $355,000 or 10%, was primarily due to lower selling, general and administrative costs; and
—	The increase in cash and investments of $1.1 million was due to EBITDAS contribution as days sales outstanding, (DSOs) was stable at 44 for both Q3 and Q2 of 2014.

Outlook

The Company currently has the following expectations for Q4 2014:

—	Total revenue is expected to be in the range of $24.5 million to $26.5 million; and
—

As noted in our last earnings call, the second of two hand-held terminal projects for a customer in Japan will be completed. Using the zero profit percentage of completion accounting method, revenue and gross margin will be positively impacted in Q4 by an amount similar to what was recognized in Q2. Under the zero profit percentage of completion accounting method, revenue is recognized equal to delivery cost during the project and the gross profit is recognized as revenue at completion.

Conference Call

Management will host a conference call today, November 13, 2014, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-656-7432 or 1-913-312-0402 for international callers, and reference “BSQUARE Corporation Third Quarter 2014 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-877-870-5176, or 1-858-384-5517 for international callers; reference pin number 2995109. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements we make regarding our financial results in future periods such as anticipated revenue, profitability, and cash and investments; and our strategies for product development and market position, including within the Internet of Things market. Because forward-looking statements relate to the

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: whether we are able to maintain our favorable relationship with Microsoft; the extent to which we are successful in retaining existing customers and adding new long-term relationships; our ability to execute our sales and marketing strategies around the Internet of Things and our product and service offerings more generally; our management of risks associated with protection of intellectual property and potential infringement claims; risks associated with recent changes in our senior management team; risks associated with our ability to achieve the anticipated benefits of our 2013 restructuring; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact:	Investor Contact:
Jerry Chase	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5900	+ 1 646.536.7331
investorrelations@bsquare.com	Brett@haydenir.com

###

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,575	$13,510
Short-term investments	12,646	7,295
Accounts receivable, net of allowance for doubtful accounts of $214 at September 30, 2014 and December 31, 2013	11,749	15,893
Prepaid expenses and other current assets	457	2,325
Total current assets	37,427	39,023
Equipment, furniture and leasehold improvements, net	1,405	411
Restricted cash	250	250
Deferred income taxes	304	304
Intangible assets, net	762	863
Goodwill	3,738	3,738
Other non-current assets	56	59
Total assets	$43,942	$44,648
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$9,941	$12,746
Accounts payable	171	634
Accrued compensation	1,843	2,383
Other accrued expenses	1,607	1,249
Deferred revenue	1,504	2,177
Total current liabilities	15,066	19,189
Deferred income taxes	144	144
Deferred rent	1,792	644
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 11,722,591 shares issued and outstanding at September 30, 2014 and 11,294,682 shares issued and outstanding at December 31, 2013	130,709	129,423
Accumulated other comprehensive loss	(725)	(759)
Accumulated deficit	(103,044)	(103,993)
Total shareholders’ equity	26,940	24,671
Total liabilities and shareholders’ equity	$43,942	$44,648

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Software	$19,768	$18,456	$55,631	$51,818
Service	4,767	5,116	14,690	14,461
Total revenue	24,535	23,572	70,321	66,279
Cost of revenue:
Software	16,760	15,965	47,189	43,087
Service	3,812	4,238	11,369	12,683
Total cost of revenue	20,572	20,203	58,558	55,770
Gross profit	3,963	3,369	11,763	10,509
Operating expenses:
Selling, general and administrative	2,880	3,960	9,352	11,432
Research and development	360	804	1,215	2,205
Total operating expenses	3,240	4,764	10,567	13,637
Income (loss) from operations	723	(1,395)	1,196	(3,128)
Other income (expense), net	(16)	(15)	(118)	100
Income (loss) before income taxes	707	(1,410)	1,078	(3,028)
Income tax expense	(16)	(2,157)	(129)	(2,206)
Net income (loss)	$691	$(3,567)	$949	$(5,234)
Basic income (loss) per share	$0.06	$(0.32)	$0.08	$(0.47)
Diluted income (loss) per share	$0.06	$(0.32)	$0.08	$(0.47)
Shares used in calculation of income (loss) per share:
Basic	11,655	11,194	11,520	11,150
Diluted	11,832	11,194	11,732	11,150

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted EBITDAS:
Operating income (loss) as reported	$723	$(1,395)	$1,196	$(3,128)
Depreciation and amortization	154	181	479	586
Stock-based compensation expense	228	220	691	726
Adjusted EBITDAS (1)	$1,105	$(994)	$2,366	$(1,816)
(1)

Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999